                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549


                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported):   March 14, 1996


                                  LUKENS INC.

            (Exact name of registrant as specified in its charter)


 Delaware                           1-3258                         23-2451900
(State or other                (Commission File                 (I.R.S. Employer
jurisdiction of                     Number)                      Identification
incorporation)                                                       Number)


                             50 South First Avenue
                           Coatesville, Pennsylvania
                   (Address of principal executive offices)

                                   19320-0911
                                   (Zip Code)

                                 (610) 383-2000
              (Registrant's telephone number, including area code)
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Item 5.  Other Events.


See the following press release, dated March 14, 1996, concerning first quarter 1996 results.


                                                    Rick Whitmyre
                                                    (610)383-3393


                      LUKENS TO REPORT FIRST QUARTER LOSS

       Company Cites Labor Contract Charge and Weaker Stainless Business

     COATESVILLE, PA., March 14, 1996 -- Lukens Inc. today announced it expects to report a net loss of between $.20 and $.35 per share during the first quarter ending March 30, 1996, including a $.16 per share charge for signing bonuses associated with a new labor agreement.

     The company said weakness in its stainless steel business, higher utility costs and disruptions from commissioning a capital project also will contribute to the net loss.

     "While stainless steel order rates are recovering from an inventory correction at the service center level, we're anticipating cold rolled stainless sheet and strip shipments will be about 5,000 tons lower during the first quarter than the comparable period a year ago," said R.W. Van Sant, Lukens' chairman and chief executive officer. "In addition, the company is experiencing weaker base selling prices for these product lines."

     Van Sant also said raw materials and operating costs in its stainless business will be higher during the first quarter versus the 1995 period.

                 Labor Contract Costs Charged to First Quarter

     The company said a $3,000 bonus per hourly employee, paid as part of a new labor agreement at its Coatesville facility, will result in a $3.8 million pretax charge during the first quarter.
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     "We also faced almost $2.5 million in higher utility and operating costs as a result of severe winter weather," Van Sant said.

     The company said its financial performance continues to be affected by commissioning activities at the Steckel Mill Advanced Rolling Technology (SMART/(R)/) system at Conshohocken, Pa., and by a lower value shipment mix in its carbon/alloy business.

     "We anticipate the company will return to profitability in the second quarter, unless there is a significant deterioration in market conditions," he said.

     Lukens Inc. is a leading North American specialty steel manufacturer whose operating units supply carbon, alloy and clad plate steels; and stainless steel sheet, strip and plate products.

                                    #  #  #
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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                       LUKENS INC.


     March 20, 1996                    C. B. Houghton, Jr.
                                       -------------------

                                       C. B. Houghton, Jr.

                                       Vice President and Controller